UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2024

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

859 Ward Drive
Goleta, California		93111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Inogen, Inc. (the “Company”) previously approved, subject to stockholder approval, the Company’s Amended and Restated 2023 Equity Incentive Plan (the “Amended and Restated 2023 Equity Incentive Plan”). At the Annual Meeting (as defined in Item 5.07 below), the Company’s stockholders approved the Amended and Restated 2023 Equity Incentive Plan. The Amended and Restated 2023 Equity Incentive Plan incorporates amendments to increase the number of shares of common stock of the Company (“Common Stock”) available for issuance thereunder by an additional 1,200,000 shares and to remove “liberal” share counting rules for stock options, stock appreciation rights or other awards.

The Amended and Restated 2023 Equity Incentive Plan became effective immediately upon approval by the Company’s stockholders. The other terms of the 2023 Equity Incentive Plan remain unchanged. The Amended and Restated 2023 Equity Incentive Plan permits the Board, or a committee thereof, to grant to eligible employees, non-employee directors, and consultants of the Company stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, and performance shares. The Board may select Amended and Restated 2023 Equity Incentive Plan participants and determine the nature and amount of awards to be granted.

The material terms of the Amended and Restated 2023 Equity Incentive Plan are described in “Proposal No. 4 – Approval of the Amended and Restated 2023 Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 18, 2024, which description is incorporated herein by reference.

The form of stock option agreement, form of restricted stock unit agreement (time-based) and the form of restricted stock unit agreement (performance-based) for use with the 2023 Equity Incentive Plan set forth the standard terms and conditions that apply to grants of these types of awards pursuant to the 2023 Equity Incentive Plan, although awards may be granted under the 2023 Equity Incentive Plan that deviate from these standard terms and conditions.

The foregoing descriptions of the Amended and Restated 2023 Equity Incentive Plan and the forms of award agreements thereunder are qualified in their entirety by reference to the text of the Amended and Restated 2023 Equity Incentive Plan and the forms of award agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2024 annual meeting of stockholders on June 5, 2024 (the “Annual Meeting”). Of the 23,546,871 shares of the Company’s common stock outstanding as of the record date of April 8, 2024, 19,298,098 shares were represented at the Annual Meeting, either by proxy or by attending the meeting, constituting approximately 81.95% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.
Election of Class I Directors. The following nominees were elected to serve as Class I directors, to hold office until the Company’s 2027 annual meeting of stockholders or until her respective successor has been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elizabeth Mora	8,127,945	8,834,873	2,335,280
Heather Rider	10,805,031	6,157,787	2,335,280

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,159,675	135,625	2,798	—

3.
Advisory Vote on Executive Compensation. The Company’s stockholders advised that they were in favor of the named executive officers’ compensation as disclosed in the proxy statement. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,676,226	1,214,214	72,378	2,335,280

4.
Approval of the Amended and Restated 2023 Equity Incentive Plan. The Company’s stockholders approved the adoption of the Amended and Restated 2023 Equity Incentive Plan. The votes regarding the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,014,481	2,868,882	79,455	2,335,280

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amended and Restated 2023 Equity Incentive Plan
10.2	Form of Stock Option Agreement under the Amended and Restated 2023 Equity Incentive Plan
10.3	Form of Restricted Stock Unit Agreement (Time-Based) under the Amended and Restated 2023 Equity Incentive Plan
10.4	Form of Restricted Stock Unit Agreement (Performance-Based) under the Amended and Restated 2023 Equity Incentive Plan
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	June 7, 2024	By:	/s/ Michael Bourque
Michael Bourque Executive Vice President Chief Financial Officer Treasurer (Principal Accounting and Financial Officer)